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                                                               Exhibit 23.1


The Board of Directors
UnionBancorp,Inc.

We consent to the incorporation by reference of our report included herein, dated February 5, 1999, relating to the consolidated financial statements of UnionBancorp, Inc. (the "Company") as of December 31, 1998 and for the year then ended in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on November 8, 1996.


                                            Crowe, Chizek and Company LLP


Oak Brook, Illinois
March 23, 1999